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                                                                    EXHIBIT 4.11


                                 AMENDMENT NO. 1

                          dated as of December 10, 1998

                                       to

                                CREDIT AGREEMENT

                            dated as of June 1, 1998

                  HILTON HAWAIIAN VILLAGE LLC, as Borrower, HILTON HOTELS CORPORATION, as Guarantor, the BANKS party to the Credit Agreement referred to below, NATIONSBANK, N.A., as Syndication Agent, FIRST UNION NATIONAL BANK, as Documentation Agent, and THE BANK OF NEW YORK, as Administrative Agent, hereby agree as follows:

                  1. CREDIT AGREEMENT. Reference is hereby made to the Credit Agreement dated as of June 1, 1998 (the "Credit Agreement") among the Borrower, the Guarantor, the Banks, NationsBank, N.A., as Syndication Agent, First Union National Bank, as Documentation Agent, and The Bank of New York, as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.

                  2. AMENDMENT. Upon and after the Amendment No. 1 Effective Date (as defined in Section 5 below) the definition of "Consolidated Debt" in
Section 5.10 of the Credit Agreement shall be amended by inserting the following at the end thereof:

                  "; provided, however, that if the definition of "Consolidated Debt" contained in the Existing Credit Agreement shall at any time be amended or otherwise modified, the definition of "Consolidated Debt" hereunder shall be deemed amended or modified in the same manner".

                  3. AGREEMENT. The parties to this Amendment No. 1 agree that the Spin-Off does not give rise to a Default pursuant to Section 5.03 or Section
5.08 of the Credit Agreement. For purposes of this Section 3, the following terms shall have the following meanings:

                  "Park Place" means Park Place Entertainment Corporation, a Delaware corporation, and, immediately prior to the Spin-Off, a Subsidiary holding the assets of the Guarantor's Gaming Segment (as segment is used in Regulation S-K and Regulation S-X of the Securities and Exchange Commission).

                  "Spin-Off" means (A) the transfer to Park Place of all or substantially all of the assets of the Guarantor and its Subsidiaries comprising the Guarantor's Gaming Segment and (B)

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         the distribution by the Guarantor to its stockholders of all capital stock of Park Place held by the Guarantor.

                  4. REPRESENTATIONS AND WARRANTIES. In order to induce the Banks to agree to amend the Credit Agreement, the Guarantor and the Borrower, as applicable, represents and warrants that each of the representations and warranties set forth in Article 4 of the Credit Agreement is true and correct, in all material respects, as though such representations and warranties were made at and as of the Amendment No. 1 Effective Date, except to the extent that any such representations or warranties are made as of a specified date or with respect to a specified period of time, in which case such representations and warranties shall be made as of such specified date or with respect to such specified period. Each of the representations and warranties made under the Credit Agreement (including those made herein) shall survive to the extent provided therein and not be waived by the execution and delivery of this Amendment.

                  5. AMENDMENT NO. 1 EFFECTIVE DATE. This Amendment No. 1 shall become effective as of the date first referenced above on the date (the "Amendment No. 1 Effective Date") on which the Administrative Agent shall have received this Amendment, executed by the Borrower, the Guarantor, the Administrative Agent and the Required Banks.

                  6. GOVERNING LAW. The rights and duties of the parties hereto under this Amendment No. 1 shall, pursuant to New York General Obligations Law,
Section 5-1401, be governed by the law of the State of New York.

                  7. RATIFICATION.    The Credit Agreement, as amended by
this Amendment No. 1, and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects confirmed, approved and ratified.

                  8. COUNTERPARTS. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their duly authorized officers all as of the date hereof.

                                     THE BANK OF NEW YORK
                                     as Administrative Agent and as a Bank

                                     By:_______________________________________
                                     Name:

                                     Title:

                                     FIRST UNION NATIONAL BANK,
                                     as Documentation Agent and as a Bank

                                     By:_______________________________________
                                     Name:
                                     Title:

                                     NATIONSBANK, N.A.,
                                     as Syndication Agent and as a Bank

                                     By:_______________________________________
                                     Name:
                                     Title: